UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: October 6, 2008
(Date of earliest event reported)
PAYCHEX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-11330 (Commission File Number)	16-1124166 (IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK (Address of principal executive offices)	14625-2396 (Zip Code)
(585) 385-6666
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On October 6, 2008, the Board of Directors (the “Board”) of Paychex, Inc. (the “Company”) approved two new non-qualified deferred compensation plans, effective as of January 1, 2005. In January 2005, the Board had suspended any further contributions to the existing plans at the time. The Paychex, Inc. Employee Deferred Compensation Plan, effective January 1, 2005, allows certain highly compensated and/or management employees of the Company and its subsidiaries to defer up to 50% of their annual base salary and bonus. The Paychex, Inc. Board Deferred Compensation Plan, effective January 1, 2005, allows non-employee Directors to defer up to 100% of their Board compensation. The new plans incorporate provisions required by the American Jobs Creation Act of 2004.

ITEM 9.01	EXHIBITS
The following exhibits relating to Item 1.01 of this Current Report on Form 8-K are furnished herewith:

Exhibit 10.1	Paychex, Inc. Employee Deferred Compensation Plan, effective as of January 1, 2005
Exhibit 10.2	Paychex, Inc. Board Deferred Compensation Plan, effective as of January 1, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.
Date: October 10, 2008	/s/ Jonathan J. Judge
Jonathan J. Judge
President and Chief Executive Officer

Date: October 10, 2008	/s/ John M. Morphy
John M. Morphy
Senior Vice President, Chief Financial Officer, and Secretary

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